                                                                    Exhibit (11)

    Statement of Determination of Common Shares and Common Share Equivalents
    ------------------------------------------------------------------------

  Average number of common shares and common share equivalents assumed outstanding during the three fiscal years ended:

                                                       February 26,  February 27,  February 29,
                                                           1994          1993          1992
                                                       ------------  ------------  ------------
Primary:
  Weighted average of common
  shares outstanding (a)                                 13,232,504    13,287,054    13,481,699

  Common share equivalents resulting
  from the assumed exercise of stock options (b)             56,275         5,542        30,048
                                                        -----------   -----------   -----------

  Total primary common shares and
  common share equivalents                               13,288,779    13,292,596    13,511,747
                                                        ===========   ===========   ===========

  Net earnings before cumulative effect of change
  in accounting for income taxes                        $ 3,308,000   $ 4,514,000   $ 8,505,000

  Cumulative effect of change in accounting for
  income taxes                                              525,000            --            --
                                                        -----------   -----------   -----------

  Net earnings                                          $ 3,833,000   $ 4,514,000   $ 8,505,000
                                                        ===========   ===========   ===========

  Earnings per share before cumulative effect
  of change in accounting for income taxes              $       .25   $       .34   $       .63

  Cumulative effect of change in accounting for
  income taxes                                                  .04            --            --
                                                        -----------   -----------   -----------

  Per share amount                                      $       .29   $       .34   $       .63
                                                        ===========   ===========   ===========

Assuming full dilution:
  Total common shares and common share
  equivalents as determined for primary computation      13,288,779    13,292,596    13,511,747

  Additional dilutive effect resulting
  from the assumed exercise of stock options (c)             61,633         8,519        22,363
                                                        -----------   -----------   -----------

  Total fully diluted common shares
  and common share equivalents                           13,350,412    13,301,115    13,534,110
                                                        ===========   ===========   ===========

  Earnings per share before cumulative effect
  of change in accounting for income taxes              $       .25   $       .34   $       .63

  Cumulative effect of change in accounting for
  income taxes                                                  .04            --            --
                                                        -----------   -----------   -----------

  Per share amount                                      $       .29   $       .34   $       .63
                                                        ===========   ===========   ===========

Notes:

(a) Beginning balance of common stock adjusted for changes in amount outstanding, weighted by the elapsed portion of the period during which the shares were outstanding.

(b) Common share equivalents computed by the "treasury" method. Share amounts represent the dilutive effect of outstanding stock options which have an option value below the average market value for the current period.

(c) Share amounts represent the additional dilutive effect of outstanding stock options where the underlying market value of the stock at the end of the period is in excess of the average market value for the period.